Exhibit 3.53

State of Delaware Secretary of State Division of Corporations Delivered 06:37 PM 04/23/2014 FILED 06:09 PM 04/23/2014 SRV 140509763 - 4171518 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
CSE CENTENNIAL VILLAGE

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name. The Name of the Statutory Trust is CSE Centennial Village (the “Trust”).

2. Delaware Trustee. The Certificate of Trust of the Trust is hereby amended by changing the name and principal place of business address of the Delaware trustee of the Trust to the following:

CSC Trust Company of Delaware 2711 Centerville Road, Suite 210 Wilmington, Delaware 19808 (New Castle County)

3. Effective Date. This Certificate of Amendment to Certificate of Trust shall be effective upon its filing with the Secretary of State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

CSE CENTENNIAL VILLAGE, a Delaware Statutory Trust

By:	OHI ASSET (PA), LLC, a Delaware limited liability company, its Managing Trustee

	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer